UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2013

NET TALK.COM, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-53668	20-4830633
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

1100 NW 163rd Drive, No. Miami Beach, Florida 33169

(Address of principal executive offices)       (Zip code)

(305) 621-1200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On January 11, 2013, Net Talk.com, Inc. (the “Company”) received an additional advance of $400,000 pursuant to its existing lending facility with 1080 NW 163rd Drive, LLC. The additional advance of $400,000 was memorialized by a Future Advance Promissory Note issued by the Company, which was consolidated with an initial advance of $1,000,000 from 1080 NW 163rd Drive, LLC. The Consolidated Promissory Note has an aggregate principal balance of $1,400,000. The Consolidated Promissory Note, among other matters, accrues interest at 12% per annum, is payable in full on November 29, 2014, and is secured by the Company’s corporate office building, located at 1080 NW 163rd Drive, Miami Gardens, FL 33169. Proceeds from the additional advance of $400,000 were used for marketing and general working capital.

ITEM 9.01	Exhibits

The following exhibits are filed with this Form 8-K: None

10.01 Future Advance Promissory Note

10.02 Consolidated Promissory Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Net Talk.com, Inc.

By:	/s/ Anastasios Kyriakides
Name:	Anastasios Kyriakides
Title:	Chief Executive Officer
Dated:	January15, 2013